Exhibit 10.5

ExcelFin Acquisition Corp.

473 Jackson St., Suite 300

San Francisco, CA 94111

October 20, 2021

Fin Venture Capital

473 Jackson St., Suite 300
San Francisco, CA 94111

Re:        Financial Services Agreement

Ladies and Gentlemen:

This letter agreement by and between ExcelFin Acquisition Corp., a Delaware corporation (the “Company”), and Fin Venture Capital (the “Services Provider”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Global Market (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 (File No. 333-260038) filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”):

1.	The Services Provider shall make available to the Company in connection with the Company’s search for, negotiation with and consummation of its initial business combination, such consulting, legal, accounting and diligence services as may be requested by the Company from time to time. In exchange therefor, the Company shall pay the Services Provider the sum of $112,000 per quarter commencing on the Listing Date and continuing quarterly thereafter until the Termination Date; and

2.	The Services Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Services Provider may assign this letter agreement to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

Very truly yours,

EXCELFIN ACQUISITION CORP.

By:	/s/ Logan Allin
Name: Logan Allin
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

FIN VENTURE CAPITAL

By:	/s/ Logan Allin
Name: Logan Allin
Title: Chief Executive Officer

[Signature Page to Financial Services Agreement]